Camber Energy, Inc. 8-K

  Exhibit 99.1

Camber Energy, Inc. Announces That It Has Regained Compliance with All NYSE American Continued Listing Standards

HOUSTON, TX / ACCESSWIRE / January 6, 2020 / Camber Energy, Inc. (NYSE American: CEI) (the “Company” or “Camber”), based in Houston, Texas, today announced that on January 2, 2020, it received a letter from the NYSE American advising the Company that it had regained compliance with all of the NYSE American LLC continued listing standards set forth in Part 10 of the NYSE American Company Guide (the “Guide”). Specifically, effective on January 2, 2020, the Company resolved its previous continued listing deficiency with respect to Section 1003(f)(v) of the Guide, which the Company was previously subject to in July 2019, due to the low trading prices of its common stock.

As a result of such compliance, the Company is now in full compliance with all NYSE American continued listing requirements and effective on January 3, 2020, the below compliance (“.BC”) indicator was removed from the Company’s common stock and the Company was removed from the NYSE American list of non-compliance issuers.

About Camber Energy, Inc.

Based in Houston, Texas, Camber Energy’s (NYSE American: CEI) is a growth-oriented, independent oil and gas company engaged in the development of crude oil, natural gas and natural gas liquids in the Texas Panhandle. For more information, please visit the Company's website at www.camber.energy.

Safe Harbor Statement and Disclaimer

This press release may include “forward-looking statements” which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give our current expectations, opinion, belief or forecasts of future events and performance. A statement identified by the use of forward-looking words including “will,” “may,” “expects,” “projects,” “anticipates,” “plans,” “believes,” “estimate,” “should,” and certain of the other foregoing statements may be deemed forward-looking statements. Although Camber believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release. These include, but are not limited to, risks relating to government approvals or third party consents; the need for additional funding, the availability of such funding and risks associated with not timely receiving such funding; risks relating to the terms of such additional funding, if received; the risks of substantial and significant ongoing dilution of common stockholders pursuant to conversions of our Series C Preferred Stock, conversion premiums associated therewith and true-ups thereon; risks related to over-hang and significant decreases in our common stock trading prices as common stock shares issued upon conversion of our Series C Preferred Stock are publicly sold, compounded and exacerbated by successive conversions and sales; risks relating to the liquidation preferences and rights of our preferred stock; risks relating to the redemption rights of our preferred stock; risks relating to our ability to maintain our NYSE American listing due to falling stock prices and other matters; risks relating to significant downward pressure on our common stock trading prices caused by sales of our common stock by our Series C Preferred Stock holder and others; risks related to potential future acquisitions or combinations, the risks of not closing such transaction(s) and the ultimate terms of such acquisition(s), if closed; risks related to the lack of available shares of common stock; and other risks described in Camber's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the SEC, available at the SEC’s website at www.sec.gov. Investors are cautioned that any forward-looking statements are not guarantees of future performance, actual results or developments may differ materially from those projected and investors should not purchase the stock of Camber if they cannot withstand the loss of their entire investment. The forward-looking statements in this press release are made as of the date hereof. The Company undertakes no obligation to update or correct its own forward-looking statements, except as required by law, or those prepared by third parties that are not paid for by the Company. The Company’s SEC filings are available at http://www.sec.gov.

Media Contact:

Interdependence PR

camber@interdependence.com

SOURCE: Camber Energy